EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Rubio’s Restaurants, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-79003, 333-84440, 333-86540, 333-115959, 333-124652, 333-133359 and 333-143545) on Forms S-8 of Rubio’s Restaurants, Inc. of our report dated March 27, 2008, with respect to the consolidated balance sheets of Rubio’s Restaurants, Inc. as of December 30, 2007 and December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the years in the three-year period then ended December 30, 2007, which report appears in the December 30, 2007 annual report on Form 10-K of Rubio’s Restaurants, Inc.

Our report on the consolidated financial statements dated March 27, 2008, contains an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, in fiscal year 2006.

/s/ KPMG LLP

San Diego, California
March 27, 2008